                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K/A
                                Amendment No. 1

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



   Date of Report (Date of Earliest Event Reported)         October 24, 1995



                              Media General, Inc.
             (Exact name of registrant as specified in its charter)




     Virginia                     1-6383                         54-0850433
  (State or other               (Commission                    (IRS Employer
  jurisdiction of               File Number)                 Identification No.)
  incorporation)



      333 E. Grace St., Richmond, Virginia                          23219
     (Address of principal executive offices)                    (Zip Code)



                                 (804) 649-6000
              (Registrant's telephone number, including area code)



                                      N/A
                                  -----------
         (Former name or former address, if changed since last report.)

Item 7.   Financial Statements and Exhibits

The following financial statements and pro forma financial information omitted from the Form 8-K dated November 7, 1995, (October 24, 1995, date of earliest event reported) in reliance upon Item 7(a)(4) and 7(b)(2) of Form 8-K are filed herewith.

(a) (1) Financial Statements of the Virginia Newspaper Operations of Worrell Enterprises, Inc., as of and for the years ended December 31, 1994 and 1993.

     Report of Independent Certified Public Accountants
     Combined Balance Sheet
     Combined Statement of Operations and Divisional Equity
     Combined Statement of Cash Flows
     Notes to Combined Financial Statements

     (2) Unaudited Combined Condensed Balance Sheet of the Virginia Newspaper Operations of Worrell Enterprises, Inc., as of September 30, 1995, and Unaudited Combined Condensed Statements of Operations and Cash Flows for the nine months ended September 30, 1995 and 1994.

(b)  Pro Forma Combined Condensed Financial Statements of Media General,
      Inc.

     Pro Forma Combined Condensed Balance Sheet as of September 24, 1995 Pro Forma Combined Condensed Statement of Operations for the year ended December 25, 1994
     Pro Forma Combined Condensed Statement of Operations for the nine months ended September 24, 1995
     Notes to Pro Forma Combined Condensed Financial Statements

(c)  Exhibits

23.  Consent of Price Waterhouse LLP

               Report of Independent Certified Public Accountants

To the Stockholders and
Board of Directors of
Worrell Enterprises, Inc.

In our opinion, the accompanying combined balance sheet and the related combined statements of operations and divisional equity and of cash flows present fairly, in all material respects, the financial position of the Virginia Newspaper Operations of Worrell Enterprises, Inc. at December 31, 1994 and 1993, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.







Price Waterhouse LLP
Fort Lauderdale, Florida
November 3, 1995

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Balance Sheet
(In thousands)

                                                                 December 31,
                                                              1994          1993
                                                             ------        ------
Assets
------
Current assets:
 Cash and cash equivalents                               $         95   $        136
 Receivables:
  Trade accounts, less allowance for doubtful
   accounts of $175 and  $226, respectively                     3,817          3,791
  Other                                                           216            115
 Inventories                                                      455            333
 Prepaid expenses and other current assets                        246            202
                                                         ------------   ------------
    Total current assets                                        4,829          4,577

Property, plant and equipment, net                              4,913          4,974
Intangible assets, net                                          8,895          9,336
Other assets                                                       60             40
                                                         ------------   ------------
    Total assets                                         $     18,697   $     18,927
                                                         ============   ============
Liabilities and Divisional Equity
---------------------------------
Current liabilities:
 Accounts payable:
  Trade                                                  $        292   $        228
  Affiliates                                                      624            516
 Accrued expenses:
  Salaries and related expenses                                   548            558
  Profit sharing plan                                             138            140
  Other                                                           145            155
 Current portion of capitalized lease obligations                  13              9
 Deferred subscription revenue                                  1,174          1,153
 Carrier bond liability                                           149            155
                                                         ------------   ------------
    Total current liabilities                                   3,083          2,914

Capitalized lease obligations                                   3,085          3,098
Other noncurrent liabilities                                      106            148
Commitments and contingencies                                     ---            ---
Divisional equity                                              12,423         12,767
                                                         ------------   ------------
    Total liabilities and divisional equity              $     18,697   $     18,927
                                                         ============   ============
                        The accompanying notes are an integral part of these combined financial statements.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Statement of Operations and Divisional Equity
(In thousands)

                                                            Year Ended December 31,
                                                             1994           1993
                                                            ------         ------
Revenues:
 Advertising                                             $     29,287   $     28,238
 Circulation                                                    8,727          8,552
 Other                                                          1,766          1,778
                                                         ------------   ------------
                                                               39,780         38,568
                                                         ------------   ------------

Costs and expenses:
 Production                                                    16,735         16,797
 General and administrative                                     2,925          2,818
 Depreciation and amortization                                  1,222          1,189
                                                         ------------   ------------
                                                               20,882         20,804
                                                         ------------   ------------

Operating income                                               18,898         17,764
                                                         ------------   ------------
Other income (expense):
 Interest income                                                  438            349
 Interest expense                                                (417)          (434)
 Other, net                                                      (341)          (313)
                                                         ------------   ------------
                                                                 (320)          (398)
                                                         ------------   ------------
Net income                                                     18,578         17,366
                                                         ------------   ------------
Divisional equity at beginning of year                         12,767         13,526

Contributions from WEI                                            ---            942

Dividends to WEI                                              (18,922)       (19,067)
                                                         ------------   ------------
Divisional equity at end of year                         $     12,423   $     12,767
                                                         ============   ============

Unaudited pro forma data (Note 10):
 Income before provision for income taxes                      18,578         17,366
 Pro forma provision for income taxes                           7,378          6,908
                                                         ------------   ------------
 Pro forma net income                                    $     11,200   $     10,458
                                                         ============   ============


                        The accompanying notes are an integral part of these combined financial statements.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Statement of Cash Flows
(In thousands)

                                                            Year Ended December 31,
                                                             1994           1993
                                                            ------         ------
Cash flows from operating activities:
 Net income                                              $     18,578   $     17,366
 Adjustments to reconcile net income to cash
  provided by operating activities:
   Depreciation and amortization                                1,222          1,189
   Loss on sale of property, plant and equipment                   44             18
   Changes in assets and liabilities
    Increase in receivables                                      (127)           (29)
    (Increase) decrease in inventories                           (122)            60
    Increase in prepaid expenses and other
      current assets                                              (44)           (32)
    Increase in other assets                                      (20)            (1)
    Increase in accounts payable                                  172            495
    Decrease in accrued expenses                                  (22)           (84)
    (Decrease) increase in other liabilities                      (27)            77
                                                         ------------   ------------
 Net cash provided by operating activities                     19,654         19,059
                                                         ------------   ------------
Cash flows from investing activities:
 Acquisition of intangible assets                                 ---           (406)
 Capital expenditures                                            (808)          (415)
 Proceeds from sale of property, plant
  and equipment                                                    44            ---
                                                         ------------   ------------
 Net cash used in investing activities                           (764)          (821)
                                                         ------------   ------------
Cash flows from financing activities:
 Reduction of capitalized lease obligations                        (9)           (20)
 Dividends to WEI                                             (18,922)       (19,067)
 Contributions from WEI                                           ---            942
                                                         ------------   ------------
 Net cash used in financing activities                        (18,931)       (18,145)
                                                         ------------   ------------

 Net (decrease) increase in cash and cash equivalents             (41)            93
Cash and cash equivalents at beginning of year                    136             43
                                                         ------------   ------------
Cash and cash equivalents at end of year                 $         95   $        136
                                                         ============   ============

Cash paid for interest                                   $        418   $        430
                                                         ============   ============
                        The accompanying notes are an integral part of these combined financial statements.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

1.   Organization, Principal Business Activities and Basis of
      Presentation:

     Organization and Principal Business Activities

     The Virginia Newspaper Operations of Worrell Enterprises, Inc. (the
      Virginia Newspapers) primary business is the management of daily, weekly, semi-monthly and monthly newspapers in Virginia. The Virginia Newspapers consist of the Charlottesville, Culpeper, Lynchburg, Richlands and Suffolk, Virginia branches which are majority owned by Worrell Enterprises, Inc. (WEI) and the Orange branch which is owned by a trust affiliated with the majority stockholder of WEI. All significant intercompany balances of the Virginia Newspapers have been eliminated in the accompanying combined financial statements.

     Basis of Presentation

     The accompanying combined financial statements have been prepared as if the Virginia Newspapers had operated as an independent stand alone entity for all the periods presented, except the Virginia Newspapers generally have not had borrowings other than amounts due to WEI and there was no allocation of WEI's consolidated borrowings and interest expense. Because the accompanying combined financial statements do not include an allocation of WEI's borrowings and related interest expense and the divisional nature of the combined financial statements, certain costs and expenses represent allocations of the Virginia Newspapers' share of the total cost of WEI and, accordingly, the financial information included herein is not necessarily indicative of the financial position, results of operations and cash flows of the Virginia Newspapers in the future or indicative of the results that would have been reported if the Virginia Newspapers had operated as an unaffiliated enterprise. Management believes the combined statement of operations and divisional equity includes a reasonable allocation of costs incurred by WEI which benefit the Virginia Newspapers. Such expenses relate primarily to executive management, general liability and property insurance, legal and accounting services, and other support services.

2.   Accounting Principles:

     Cash and Cash Equivalents

     For purposes of the balance sheet and the statement of cash flows, all highly liquid instruments with an original maturity at issuance of three months or less are considered to be cash equivalents.

     Inventories

     Inventories are stated at the lower of cost or market value, cost being determined using the first-in, first-out method. Inventories consist primarily of newsprint and other supplies utilized in the printing of newspapers.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

     Property, Plant and Equipment

     Property, plant and equipment is stated at cost and depreciated using the straight-line method over estimated useful lives ranging from three to forty years. Capitalized lease properties are amortized over the shorter of the life of the lease term or the estimated useful life of the asset underlying the lease, generally eleven to twenty-five years. Amortization of capitalized lease properties is included in depreciation and amortization expense.

     Intangible Assets

     The excess of the aggregate purchase price over the fair value of the net assets of entities acquired is generally being amortized on a straight-line basis over 40 years.

     Other intangible assets primarily represent a covenant not to compete agreement which is being amortized on the straight-line basis over the term of the agreement, which is ten years.

     Reserve for Self-Insurance

     WEI is self-insured for employee medical insurance and workers' compensation claims, and has paid premium policies in force to limit its total exposure. WEI charges the Virginia Newspapers a premium for their insurance coverage. Management considers this premium to be representative of the insurance costs that would have been incurred by the Virginia Newspapers if they had been operating as a stand-alone entity.

     Income Taxes

     Beginning March 1987, WEI elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions and analogous provisions of certain state laws, WEI does not pay federal or state corporate income taxes on its taxable income. Instead, the shareholders are liable for individual federal and state income taxes for their respective shares of WEI's taxable income (see Note 10).

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

3.   Trade Accounts Receivable:

     Trade accounts receivable are comprised of the following:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Retail advertising                            $      3,286   $      3,213
      Classified advertising                                 234            295
      Job printing                                           250            260
      Circulation                                            129            166
      Other current receivables                               93             83
      Less - allowance for doubtful accounts                (175)          (226)
                                                    ------------   ------------
                                                    $      3,817   $      3,791
                                                    ============   ============

4.   Property, Plant and Equipment:

     The components of property, plant and equipment are as follows:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Machinery and equipment                       $      6,900   $      6,466
      Buildings and improvements                           3,303          3,295
      Office furniture and fixtures                        1,542          1,564
      Capitalized lease properties                         4,423          4,423
      Land                                                     6              2
      Motor vehicles                                         292            257
      Construction in progress                                35              1
                                                    ------------   ------------
                                                          16,501         16,008

      Less - accumulated depreciation                    (11,588)       (11,034)
                                                    ------------   ------------
                                                    $      4,913   $      4,974
                                                    ============   ============

     Depreciation expense on property, plant and equipment, excluding capitalized lease amortization, amounted to $736,000 and $661,000 for 1994 and 1993, respectively.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

     The following is an analysis of the capitalized lease properties reflected above:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Building                                      $      1,616   $      1,616
      Equipment                                            2,807          2,807
                                                    ------------   ------------
                                                           4,423          4,423
      Less - accumulated depreciation                     (3,436)        (3,390)
                                                    ------------   ------------
                                                    $        987   $      1,033
                                                    ============   ============

     Capitalized lease amortization expense approximated $46,000 in each of 1994 and 1993.

5.   Intangible Assets:

     Intangible assets consist of the following:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Goodwill, net of accumulated amortization of
      $6,825 and $6,442 in 1994 and 1993,
      respectively                                  $      8,605   $      8,987

      Paid subscribers, net of accumulated
      amortization of $170 and $155 in
      1994 and 1993, respectively                              1             15

      Covenant not to compete, net of accumulated
      amortization of $25 and $0 in 1994 and 1993,
      respectively                                           225            250

      Other intangibles, net of accumulated
      amortization of $358 and $338 in 1994
      and 1993, respectively                                  64             84
                                                    ------------   ------------
                                                    $      8,895   $      9,336
                                                    ============   ============

     On December 29, 1993, WEI acquired 75% of the outstanding common stock of Culpeper Communications Corporation. The Orange branch of the Virginia Newspaper Operations acquired the remaining 25%, resulting in an investment of $114,660. The acquisition was accounted for as a purchase. The investment has been eliminated in the accompanying combined financial statements. As a result of this transaction, goodwill of $156,694 and covenants not to compete of $250,000 were recorded on the acquisition date.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

     Amortization expense on intangible assets amounted to $441,000 and $482,000 in 1994 and 1993, respectively.

6.   Deferred Subscription Revenue:

     Deferred subscription revenue is comprised of the following:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Carrier subscriptions paid in advance         $        953   $        917
      Mail subscriptions paid in advance                     221            236
                                                    ------------   ------------
                                                    $      1,174   $      1,153
                                                    ============   ============

7.   Capitalized and Operating Lease Obligations:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
   Capitalized lease obligations, primarily with
   WEI affiliates, payable in quarterly installments
   with imputed interest rates of 12.5% to 14.84%   $      3,098   $      3,107

   Less - current portion                                    (13)            (9)
                                                    ------------   ------------
                                                    $      3,085   $      3,098
                                                    ============   ============

      Minimum future rentals under noncancelable leases are as follows:
     (In thousands)

                  Year Ending             Operating               Capital
                  December 31,              Leases                 Leases
                  -----------               ------                 ------
                     1995                 $     674              $     426
                     1996                       653                    428
                     1997                       643                    431
                     1998                       179                    368
                     1999                        18                    534
             Thereafter through 2013            ---                  5,586
                                          ---------              ---------
                                              2,167                  7,773
             Less - future interest             ---                 (4,675)
                                          ---------              ---------
                     Total                $   2,167              $   3,098
                                          =========              =========

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

     Substantially all capital leases are with affiliates. Included in the above minimum future rentals under operating leases are amounts payable through 1998 to a company controlled by the principal stockholder of WEI totalling $2,015,013.

     Rent expense under operating leases, principally with affiliates, was $690,000 and $678,000 in 1994 and 1993, respectively.

8.   Related Party Transactions:

     The accompanying financial statements include a corporate overhead allocation which is based upon the estimated historical costs incurred by WEI which benefit the Virginia Newspapers.

     In addition to corporate overhead, WEI incurs workers' compensation, property and liability and health insurance costs on behalf of the Virginia Newspapers. The accompanying financial statements include a premium charged by WEI for workers' compensation and property and liability insurance based upon the related salaries and assets of the Virginia Newspapers relative to total WEI consolidated salaries and assets. Group health insurance is charged directly to the Virginia Newspapers based upon headcount and elected coverage.

     WEI provides the Virginia Newspapers with certain software support, accounting, tax and legal services. In addition, the Virginia Newspaper employees participate in the Worrell Profit Sharing Savings Plan which is sponsored and administered by WEI. All direct charges relating to these services and participation in the plan are charged to the Virginia Newspapers and are included in the accompanying financial statements. The allocation for software support, accounting, legal and tax services is based upon the costs incurred by WEI which benefit the Virginia Newspapers. The allocated amount included in the statement of operations and divisional equity approximated $444,000 in 1993 and 1994.

     WEI provides centralized cash management functions for the Virginia
      Newspapers. As part of this practice, surplus cash is remitted to WEI and WEI makes certain cash advances to the Virginia Newspapers. Interest is charged or paid on the net WEI investment amount. Net interest income earned on the net WEI investment by the Virginia Newspapers was $387,400 and $241,300 in 1994 and 1993, respectively.

     Periodically, WEI makes contributions to or receives dividends from the branches on an as needed basis. Total dividends of $18,921,588 and $19,066,744 were paid to WEI by the Virginia Newspapers in 1994 and 1993, respectively. Total contributions of $941,941 were received by the Culpeper and Suffolk branches from WEI, including a $340,340 net capital contribution to Culpeper in conjunction with the purchase of the outstanding stock of Culpeper Communications Corporation on December 29, 1993. No contributions were received in 1994.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

9.   Employee Benefits:

     Profit Sharing Plan

     The Virginia Newspapers participate in the Worrell Profit Sharing
      Savings Plan and make a discretionary contribution to such plan for all eligible employees who elect salary deferrals. An employee vests in his portion of employer contributions to the extent of 10% after two years of service, 20% after three years and an additional 20% each year thereafter, reaching 100% vesting after seven years. Total employer contributions, which are included in general and administrative expense, were $127,602 and $125,514 for the years ended December 31, 1994 and 1993, respectively.

     Postretirement Health Insurance Benefits

     In conjunction with the acquisition of the Lynchburg, Virginia newspapers, WEI agreed to provide health insurance to six retirees for the remainder of their lifetime. At December 31, 1994 and 1993 the liability for these benefits totalled $52,706 and $63,949, respectively. This liability is included in other noncurrent liabilities in the accompanying combined financial statements.

10.  Pro Forma Provision for Income Taxes (Unaudited):

     The consolidated income statement includes a pro forma adjustment for income taxes which would have been recorded if the Company had been a C corporation, based on tax rates in effect during those periods, as calculated under FAS 109.

     The pro forma provisions for income taxes are as follows:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
      Current:
        Federal                                     $      6,215   $      5,770
        State                                              1,133          1,052
                                                    ------------   ------------
                                                    $      7,348   $      6,822
                                                    ============   ============

      Deferred:
        Federal                                     $         25   $         74
        State                                                  5             12
                                                    ------------   ------------
                                                              30             86
                                                    ------------   ------------
                                                    $      7,378   $      6,908
                                                    ============   ============

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Notes to Combined Financial Statements
December 31, 1994 and 1993

     Deferred tax assets (liabilities) on a pro forma basis would be comprised of the following components:
     (In thousands)
                                                           December 31,
                                                        1994           1993
                                                       ------         ------
    Vacation liability                              $        133   $        133
    Self-insurance reserve                                    21             26
    Allowance for doubtful accounts                           93             72
    Tax depreciation in excess of book depreciation         (501)          (455)
                                                    ------------   ------------
                                                    $       (254)  $       (224)
                                                    ============   ============

     The pro forma effective tax rates of 39.7% in 1994 and 39.8% in 1993 differ from the U.S. statutory federal tax rate because of state taxes.

11.  Subsequent Events:

     On October 26, 1995, WEI sold the net assets and related publications of the Virginia Newspaper Operations to Media General, Inc.

Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Condensed Balance Sheet
As of September 30, 1995
(In thousands)
(Unaudited)

Assets
------
Current assets:
 Cash and cash equivalents                                          $       117
 Receivables:
  Trade accounts, less allowance for doubtful accounts
   of $171                                                                3,755
  Other                                                                     330
 Inventories                                                                576
 Prepaid expenses and other current assets                                   55
                                                                    -----------
    Total current assets                                                  4,833

Property, plant and equipment, net                                        4,752
Intangible assets, net                                                    8,588
Other assets                                                                 42
                                                                    -----------
    Total assets                                                    $    18,215
                                                                    ===========

Liabilities and Divisional Equity
---------------------------------
Current liabilities:
 Accounts payable:
  Trade                                                             $       222
  Affiliates                                                                890
 Accrued expenses:
  Salaries and related expenses                                             620
  Profit sharing plan                                                       117
  Other                                                                     216
 Current portion of capitalized lease obligations                             9
 Deferred subscription revenue                                            1,263
 Carrier bond liability                                                     161
                                                                    -----------
    Total current liabilities                                             3,498

Capitalized lease obligations                                             3,083
Other noncurrent liabilities                                                 75
Commitments and contingencies                                               ---
Divisional equity                                                        11,559
                                                                    -----------
    Total liabilities and divisional equity                         $    18,215
                                                                    ===========
                                        The accompanying notes are an integral part of these
                                              combined condensed financial statements.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Condensed Statement of Operations
(In thousands)
(Unaudited)

                                                               Nine months ended
                                                                 September 30,
                                                             1995            1994
                                                            ------          ------
Revenues:
  Advertising                                            $     21,875   $     21,236
  Circulation                                                   6,703          6,542
  Other                                                         1,369          1,343
                                                          -----------    -----------
                                                               29,947         29,121
                                                          -----------    -----------

Costs and expenses:
  Production                                                   13,127         12,367
  General and administrative                                    2,068          2,168
  Depreciation and amortization                                   900            894
                                                          -----------    -----------
                                                               16,095         15,429
                                                          -----------    -----------

Operating income                                               13,852         13,692
                                                          -----------    -----------

Other income (expense):
  Interest income                                               1,078            198
  Interest expense                                               (311)          (323)
  Other, net                                                     (202)          (243)
                                                          -----------    -----------
                                                                  565           (368)
                                                          -----------    -----------

Net income                                               $     14,417   $     13,324
                                                          ===========    ===========











                                        The accompanying notes are an integral part of these
                                              combined condensed financial statements.

The Virginia Newspaper Operations of Worrell Enterprises, Inc.
Combined Condensed Statement of Cash Flows
(In thousands)
(Unaudited)

                                                               Nine Months Ended
                                                                 September 30,
                                                              1995           1994
                                                             ------         ------
Cash flows from operating activities:
 Net income                                              $     14,417   $     13,324
 Adjustments to reconcile net income to cash
  provided by operating activities:
   Depreciation and amortization                                  900            894
   Loss (gain) on sale of property, plant and equipment           (13)             6
   Changes in assets and liabilities
    (Increase) decrease in receivables                            (52)           152
    Increase in inventories                                      (121)          (106)
    (Increase) decrease in prepaid expenses
      and other current assets                                    191           (103)
    Decrease in other assets                                       18              1
    Increase in accounts payable                                  196             38
    Increase in accrued expenses                                  122             52
    Increase (decrease) in other liabilities                       70             (2)
                                                         ------------   ------------
 Net cash provided by operating activities                     15,728         14,256
                                                         ------------   ------------
Cash flows from investing activities:
 Capital expenditures                                            (433)          (645)
 Other, net                                                        14             44
                                                         ------------   ------------
 Net cash used in investing activities                           (419)          (601)
                                                         ------------   ------------
Cash flows from financing activities:
 Reduction of capitalized lease obligations                        (6)            (4)
 Dividends to WEI                                             (15,281)       (13,690)
                                                         ------------   ------------
 Net cash used in financing activities                        (15,287)       (13,694)
                                                         ------------   ------------

Net increase (decrease) in cash and cash equivalents               22            (39)
Cash and cash equivalents at beginning of year                     95            136
                                                         ------------   ------------
Cash and cash equivalents at end of period               $        117   $         97
                                                         ============   ============

Cash paid for interest                                   $        311   $        311
                                                         ============   ============

                                        The accompanying notes are an integral part of these
                                              combined condensed financial statements.

         The Virginia Newspaper Operations of Worrell Enterprises, Inc.
                     Notes to Interim Financial Statements
                                   Unaudited


1. The accompanying unaudited combined condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting, and with applicable quarterly reporting regulations of the Securities and Exchange Commission. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of interim financial information have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for the full fiscal year.

2.   Inventories are principally newsprint.

                              MEDIA GENERAL, INC.
                          PRO FORMA COMBINED CONDENSED
                              FINANCIAL STATEMENTS
                                  (UNAUDITED)

The following unaudited pro forma combined condensed balance sheet (balance sheet) as of September 24, 1995, and the pro forma combined condensed statements of operations for the year ended December 25, 1994, and for the nine months ended September 24, 1995, (statements of operations), give effect to the acquisition by Virginia Newspapers, Inc., a newly formed, wholly owned subsidiary of Media General, Inc., (the Company) of the real property, equipment, furniture and other assets and intangibles of The Virginia Newspaper Operations of Worrell Enterprises, Inc., (WEIVNO) acquired on October 26, 1995, for approximately $232 million. The acquisition has been accounted for using the purchase method of accounting.

The pro forma combined condensed balance sheet presents the financial position of the Company and WEIVNO as of September 24, 1995, assuming that the acquisition occurred as of that date. The pro forma combined condensed statements of operations have been prepared assuming the acquisition occurred as of the beginning of the periods presented.

The pro forma combined condensed financial statements are provided for informational purposes only, and are not necessarily indicative of the past or future results of operations or financial position of the Company that would have occurred had the acquisition been consummated on the respective dates assumed. The pro forma combined condensed financial statements have been prepared on the basis of preliminary estimates of the fair value of the assets acquired.

This information should be read in conjunction with the previously filed Form 8-K, dated November 7, 1995, the previously filed historical consolidated financial statements and accompanying notes of Media General, Inc., contained in its Annual Report on Form 10-K for the fiscal year ended December 25, 1994, and in its 1995 Quarterly Reports on Forms 10-Q and in conjunction with the historical financial statements and accompanying notes of The Virginia Newspaper Operations of Worrell Enterprises, Inc., included elsewhere in this Form 8-K/A.

                                   Media General, Inc.
                        Pro Forma Combined Condensed Balance Sheet
                                 As of September 24, 1995
                                      (In thousands)
                                       (Unaudited)

                                     Media
                                    General,                   Pro Forma      Pro Forma
                                      Inc.        WEIVNO*     Adjustments       Balance
                                   ---------    ----------    -----------     ---------
ASSETS

Current assets:
 Cash and cash equivalents        $    17,832   $       117   $  (15,000) (1) $     2,949
 Accounts receivable - net             68,770         3,755          ---           72,525
 Inventories                           20,033           576          ---           20,609
 Other                                 26,226           385          ---           26,611
                                  -----------   -----------   ----------      -----------
  Total current assets                132,861         4,833      (15,000)         122,694
                                  -----------   -----------   ----------      -----------
Investments in unconsolidated
 affiliates                            93,880           ---          ---           93,880
Other assets                           33,473           312       13,825  (2)      47,610
Property, plant and equipment-
 net                                  494,356         4,752        5,745  (3)     504,853
Excess of cost of businesses
 acquired over equity in
 net assets - net                      43,490         8,318      197,771  (4)     249,579
                                  -----------   -----------   ----------      -----------
                                  $   798,060   $    18,215   $  202,341      $ 1,018,616
                                  ===========   ===========   ==========      ===========

LIABILITIES
AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                 $    32,191   $     1,112   $      ---      $    33,303
 Accrued expenses and other
  liabilities                          72,906         2,386           (9) (5)      75,283
 Income taxes payable                   1,313           ---          ---            1,313
                                  -----------   ------------  ----------      -----------
  Total current liabilities           106,410         3,498           (9)         109,899
                                  -----------   -----------   ----------      -----------
Long-term debt                        128,750         3,083      213,909  (6)     345,742
Deferred income taxes                  99,337           ---          ---           99,337
Other liabilities and deferred
 credits                              105,499            75          ---          105,574
Stockholders' equity                  358,064        11,559      (11,559) (7)     358,064
                                  -----------   -----------   ----------      -----------
                                  $   798,060   $    18,215   $  202,341      $ 1,018,616
                                  ===========   ===========   ==========      ===========
   * For comparability, WEIVNO amounts, which are as of September 30, 1995, have been reclassified to conform with Media
      General, Inc.'s presentation.

                                See notes to the pro forma combined condensed financial statements.

                                   Media General, Inc.
                   Pro Forma Combined Condensed Statement of Operations
                           For the year ended December 25, 1994
                         (In thousands except per share amounts)
                                       (Unaudited)

                                     Media
                                    General,                   Pro Forma      Pro Forma
                                      Inc.        WEIVNO*     Adjustments       Balance
                                  ----------    ----------    ----------      ----------
Revenues                          $  626,247    $   39,780    $      ---      $  666,027
                                  ----------    ----------    ----------      ----------
Operating costs:
 Production costs                    332,557        11,820          (397) (1)    343,980
 Selling, distribution and
  administrative                     171,989         7,840           ---         179,829
 Depreciation and amortization        55,450         1,222         6,660  (2)     63,332
                                  -----------   ----------    ----------      ----------
  Total operating costs              559,996        20,882         6,263         587,141
                                  ----------    ----------    ----------      ----------
Operating income                      66,251        18,898        (6,263)         78,886
                                  ----------    ----------    ----------      ----------
Other income (expense):
 Interest expense                    (16,948)         (417)      (12,645) (3)    (30,010)
 Investment income (loss) -
  unconsolidated affiliates            2,935           ---           ---           2,935
 Gain on sale of Garden State
  Newspapers investment               91,520           ---           ---          91,520
 Other, net                             (789)           97          (547) (4)     (1,239)
                                  ----------    ----------    ----------      ----------
  Total other income (expense)        76,718          (320)      (13,192)         63,206
                                  ----------    ----------    ----------      ----------
Income before income taxes           142,969        18,578       (19,455)        142,092
                                  ----------    ----------    ----------      ----------
Income tax expense (benefit)          25,960           ---          (333) (5)     25,627
                                  ----------    ----------    ----------      ----------
Net income                        $  117,009    $   18,578    $  (19,122)     $  116,465
                                  ==========    ==========    ==========      ==========
Earnings per common share
 and equivalent                   $     4.45                                  $     4.43
                                  ==========                                  ==========
Weighted average common shares
 and equivalents                      26,283                                      26,283





   * For comparability, WEIVNO amounts, which are for the year ended December 31, 1994, have been reclassified to conform with
      Media General, Inc.'s presentation.

                                See notes to the pro forma combined condensed financial statements.

                                   Media General, Inc.
                   Pro Forma Combined Condensed Statement of Operations
                       For the nine months ended September 24, 1995
                         (In thousands except per share amounts)
                                       (Unaudited)

                                     Media
                                    General,                   Pro Forma       Pro Forma
                                      Inc.        WEIVNO*     Adjustments       Balance
                                  ----------    ----------    ----------      ----------
Revenues                          $  507,091    $   29,947    $      ---      $  537,038
                                  ----------    ----------    ----------      ----------
Operating costs:
 Production costs                    283,479         9,498          (274) (1)    292,703
 Selling, distribution and
  administrative                     131,569         5,697           ---         137,266
 Depreciation and amortization        44,356           900         5,013  (2)     50,269
                                  ----------    ----------    ----------      ----------
  Total operating costs              459,404        16,095         4,739         480,238
                                  ----------    ----------    ----------      ----------
Operating income                      47,687        13,852        (4,739)         56,800
                                  ----------    ----------    ----------      ----------
Other income (expense):
 Interest expense                    (10,213)         (311)       (9,486) (3)    (20,010)
 Investment income -
  unconsolidated affiliates           10,631           ---           ---          10,631
 Other, net                            5,100           876        (2,136) (4)      3,840
                                  ----------    ----------    ----------      ----------
  Total other income (expense)         5,518           565       (11,622)         (5,539)
                                  ----------    ----------    ----------      ----------
Income before income taxes            53,205        14,417       (16,361)         51,261
                                  ----------    ----------    ----------      ----------
Income tax expense (benefit)          18,493           ---          (737) (5)     17,756
                                  ----------    ----------    ----------      ----------
Net income                        $   34,712    $   14,417    $  (15,624)     $   33,505
                                  ==========    ==========    ==========      ==========
Earnings per common share
 and equivalent                   $     1.31                                  $     1.27
                                  ==========                                  ==========
Weighted average common shares
 and equivalents                      26,478                                      26,478







   * For comparability, WEIVNO amounts, which are for the nine months ended September 30, 1995, have been reclassified to conform with Media General, Inc.'s presentation.

                                See notes to the pro forma combined condensed financial statements.

                              Media General, Inc.
           Notes to Pro Forma Combined Condensed Financial Statements


BALANCE SHEET
-------------
September 24, 1995 Adjustments:

(1)  Use of invested cash for acquisition.

(2) Adjust identifiable intangibles, principally subscription list, to estimated fair market value.

(3)  Adjust property, plant and equipment to estimated fair market value.

(4) Adjustment to record the excess of acquisition cost over the fair value of net assets acquired (goodwill).

(5) Eliminate current portion of WEIVNO capital lease obligations related to assets purchased.

(6) Adjustment to record funds that would have been borrowed at September 24, 1995, in connection with the acquisition, net of the elimination of WEIVNO long-term debt related to capital lease obligations of assets purchased.

(7)  Eliminate WEIVNO historical net assets (divisional equity).



For purposes of these Pro Forma Combined Condensed Financial Statements the purchase price was allocated as follows (In thousands):

Purchase price                                          $231,992

Working capital acquired                                  (1,335)
Property, plant and equipment at fair market value       (10,497)
Identifiable intangibles                                 (14,095)
Other liabilities and assets, net                             24
                                                        --------
Excess of cost of business
acquired over equity in net assets                      $206,089
                                                        ========


STATEMENTS OF OPERATIONS
------------------------
Adjustments for the year ended December 25, 1994:

(1) Eliminate WEIVNO rent expense related to assets purchased and therefore no longer leased.

(2) Increase in depreciation expense resulting from adjustment of fixed assets to estimated fair market value with lives based upon remaining estimated useful life and increase in amortization expense resulting from adjustment of intangibles to estimated fair market value with lives ranging from 10-35 years.

(3) Increase in interest expense based on actual borrowings of $209 million for the acquisition (at an actual effective fixed rate of 6.25%); net of WEIVNO historical interest expense eliminated on capitalized leases related to assets purchased.

(4) Eliminate Media General interest income on cash investments which would have been used for the acquisition and eliminate WEIVNO interest income.

(5) Record income tax benefit at an effective rate of 37.925% on the pro forma adjustments and the addition of WEIVNO income before income taxes.


Adjustments for the nine months ended September 24, 1995:

(1) Eliminate WEIVNO rent expense related to assets purchased and therefore no longer leased.

(2) Increase in depreciation expense resulting from adjustment of fixed assets to estimated fair market value with lives based upon remaining estimated useful life and increase in amortization expense resulting from adjustment of intangibles to estimated fair market value with lives ranging from 10-35 years.

(3) Increase in interest expense based on actual borrowings of $209 million for the acquisition (at an actual effective fixed rate of 6.25%); net of WEIVNO historical interest expense eliminated on capitalized leases related to assets purchased.

(4) Eliminate Media General interest income on cash investments which would have been used for the acquisition and eliminate WEIVNO interest income.

(5) Record income tax benefit at an effective rate of 37.925% on the pro forma adjustments and the addition of WEIVNO income before income taxes.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MEDIA GENERAL, INC.





DATE:     January 4, 1996          /s/ Marshall N. Morton
          ----------------         ----------------------------------------
                                   Marshall N. Morton, Senior
                                   Vice-President and Chief Financial
                                   Officer